UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2012

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10948	59-2663954
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida		33496
(Address of principal executive offices)		(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On March 14, 2012, Office Depot, Inc. (the “Company”) appointed Kim Moehler as the Company’s new Senior Vice President and Controller. Ms. Moehler who is an employee-at-will, also now serves as the Company’s principal accounting officer. In connection with her appointment, Ms. Moehler will receive an increase in base salary and her new base salary will be $290,000. All other terms of her employment will remain the same. Ms. Moehler, age 43, previously served as Senior Vice President, Finance- NAR and NA FP&A since February 2012, and as Senior Vice President, Finance NAR from September 2006—February 2012. From May 2000 through September 2006, Ms. Moehler served in director and vice president finance positions at the Company. Ms. Moehler joined the Company in February 1999 as Senior Manager, Budget & Finance Reporting. There are no transactions between the Company and Ms. Moehler reportable under Item 404(a) of Regulation S-K.

Also on March 14, 2012, Mark E. Hutchens was terminated without cause from his position as Senior Vice President and Controller of the Company and he will no longer serve as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT, INC.

Date: March 15, 2012	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel and Secretary